Tupperware Brands Reports Third Quarter 2012 Results - Profit Ahead of Guidance

- Third Quarter Sales up 6% in local currency+ versus last year; including negative impact from exchange rates, sales down 1% in dollars.

- Third Quarter GAAP diluted E.P.S. $0.85. Excluding certain items impacting comparability*, diluted E.P.S. $0.95, up 28% in local currency and 3 cents above high end of guidance range.

- Third Quarter 2012 share repurchases of $25 million / 469 thousand shares.

ORLANDO, Fla., Oct. 24, 2012 /PRNewswire/ -- (NYSE: TUP) Tupperware Brands Corporation today reported third quarter 2012 sales and profit, with sales down 1% in dollars and up 6% in local currency+.

GAAP net income for the quarter was $47.5 million, or $0.85 per diluted share, compared with 2011 third quarter GAAP net income and EPS of $10.5 million and $0.17 per share, respectively, which included a non-cash impairment charge of $36.1 million or 60 cents per share. Adjusted diluted earnings per share of $0.95 in the quarter was 12 cents, or 14%, better than 2011 in U.S. dollars, including a negative foreign currency impact of 9 cents. Excluding the impact of foreign exchange on the comparison, adjusted diluted earnings per share was up 21 cents, or 28%.

The Company repurchased in the open market 469 thousand shares for $25 million in the third quarter of 2012. Since 2007, the Company has repurchased 14 million shares for $728 million and can repurchase additional shares worth up to $472 million under its current authorization that runs until February 1, 2015. The Company expects to repurchase $100 million worth of shares in the fourth quarter of 2012.

Rick Goings, Chairman and CEO, commented, "Given the external environment I am pleased with the 6% local currency top line growth we achieved in the third quarter. Emerging markets, which comprised 66% of our sales, continued to perform well with 11% growth in local currency in the quarter. Our established markets, while down 3% in local currency, showed sequential improvement versus the second quarter. We continued to implement our strategies for improvement in our challenged markets and have seen positive trend changes in the underlying performance indicators in most of these businesses. Looking forward to 2013, our initial full year U.S. dollar and local currency sales guidance is for an increase in the 5 to 7% range. Our longer-term sales increase guidance range continues to be 6 - 8% in local currency, with the 2013 range being 1 point lower reflecting current trends, where we are with the implementation of changes in our challenged markets and the external environment."

2012 Updated Guidance (Unaudited)

Based on current business trends and foreign currency rates, the Company's fourth quarter and updated fiscal 2012 full year guidance is provided below.

Company Level

	13 Weeks Ending		13 Weeks	52 Weeks Ending		53 Weeks
	December 29, 2012		Ended	Dec 29, 2012		Ended
	Low	High	December 31, 2011	Low	High	Dec 31, 2011

USD Sales Growth vs Prior Year	4%	6%	3%	0%	0%	12%
GAAP EPS	$1.28	$1.33	$1.50	$3.38	$3.43	$3.55
GAAP Pre-Tax ROS	14.6%	14.9%	16.9%	10.6%	10.7%	11.4%

Local Currency+ Sales Growth vs Prior Year	5%	7%	7%	5%	5%	9%
EPS Excluding Items*	$1.66	$1.71	$1.50	$4.94	$4.99	$4.45
Pre-Tax ROS Excluding Items	17.3%	17.6%	17.1%	14.2%	14.3%	13.9%

FX Impact on EPS Comparison	($0.02)	($0.02)		($0.36)	($0.36)

Notes:
The Company raised the high end of its full year diluted earnings per share guidance range, excluding items, by 8 cents versus the guidance range provided in July, of which 7 cents was due to the impact of stronger foreign exchange rates.

The Company's assessment is that there will be a 1 percentage point negative impact on the full year sales comparison from 2011 including 53 weeks under its fiscal calendar versus 2012 including 52 weeks.

Segment Level

Full year 2012 local currency sales are expected to be about 1 percent above 2011 in Europe, up by a low double-digit percentage in Asia Pacific, down 1 to 2 percent in Tupperware North America, down about 9 percent in Beauty North America and up in the high 20 percent range in South America. Pretax return on sales is expected to be down 100 basis points compared with 2011 in Europe, up about 100 basis points in Asia Pacific and Tupperware North America, up a little bit less than 50 basis points in Beauty North America and up close to 150 basis points in South America.

*See Non-GAAP Financial Measures Reconciliation Schedules.
** The Company classifies Established Market Units as those operating in Western Europe, including Scandinavia, the United States, Canada, Australia and Japan and its remaining units as Emerging Market Units.
+ Local currency changes are measured by comparing current year results with those of the prior year translated at the current year's foreign exchange rates.

Third Quarter Earnings Conference Call

Tupperware Brands will conduct a conference call today, Wednesday, October 24, 2012, at 8:30 am Eastern time. The conference call will be webcast and accessible, along with a copy of this news release, on www.tupperwarebrands.

Tupperware Brands Corporation is a portfolio of global direct selling companies, selling innovative, premium products across multiple brands and categories through an independent sales force of 2.8 million. Product brands and categories include design-centric preparation, storage and serving solutions for the kitchen and home through the Tupperware brand and beauty and personal care products for consumers through the Armand Dupree, Avroy Shlain, BeautiControl, Fuller Cosmetics, NaturCare, Nutrimetics, and Nuvo brands.

The Company's stock is listed on the New York Stock Exchange (NYSE: TUP). Statements contained in this release, which are not historical fact and use predictive words such as "outlook", "expects" or "target" are forward-looking statements. These statements involve risks and uncertainties that include recruiting and activity of the Company's independent sales forces, the success of new product introductions and promotional programs, governmental approvals of materials for use in food containers and beauty and personal care products, the success of buyers in obtaining financing or attracting tenants for commercial and residential developments, the effects of economic and political conditions generally and foreign exchange risk in particular and other risks detailed in the Company's periodic reports as filed in accordance with the Securities Exchange Act of 1934.

The Company does not intend to update forward-looking information, other than through its quarterly earnings releases, unless it expects diluted earnings per share for the current quarter, excluding items impacting comparability and the impact of changes in foreign exchange rates, to be significantly below its previous guidance.

Non-GAAP Financial Measures

The Company has utilized non-GAAP financial measures in this release, which are provided to assist readers' understanding of the Company's results of operations. These amounts, identified as items impacting comparability, at times materially impact the comparability of the Company's results of operations. The adjusted information is intended to be indicative of Tupperware Brands' primary operations, and to assist readers in evaluating performance and analyzing trends across periods.

The non-GAAP financial measures exclude gains from the sale of property, plant and equipment and insurance settlements, inventory obsolescence in conjunction with decisions to exit or significantly restructure businesses, asset retirement obligations, and re-engineering costs. Further, while the Company is engaged in a multi-year program to sell land adjacent to its Orlando, Florida headquarters, and also disposes of other excess land and facilities periodically, these activities are not part of the Company's primary business operations. Additionally, amounts recognized in any given period are not indicative of amounts that may be recognized in any particular future period. For this reason, these amounts are excluded as indicated. Further, the Company excludes significant charges related to casualty losses caused by significant weather events, fires or similar circumstances. It also excludes any related gains resulting from the settlement of associated insurance claims. While these types of events can and do recur periodically, they are excluded from indicated financial information due to their distinction from ongoing business operations, inherent volatility and impact on the comparability of earnings across quarters. Also, the Company periodically records exit costs accounted for using the applicable accounting guidance for exit or disposal cost obligations and other amounts related to rationalizing its supply chain operations and other restructuring activities, including upon liquidation of operations in a country the recognition in income of amounts previously recorded in equity as a cumulative translation adjustment, and believes these amounts are similarly volatile and impact the comparability of earnings across quarters. Therefore, they are also excluded from indicated financial information to provide what the Company believes represents a useful measure for analysis and predictive purposes. The Company has also excluded in its non-GAAP measures the expense incurred upon the impairment of its floating to fixed interest swaps and the write off of deferred debt costs in connection with the notes it sold and the new revolving credit agreement that it entered into in June 2011. The Company believes that excluding from indicated financial information costs incurred in connection with a significant change in its capital structure that is of a nature that would be expected to recur infrequently, also provides a useful measure for analysis and predictive purposes.

The Company has also elected to present financial measures excluding the impact of amortizing the purchase accounting carrying value of certain definite-lived intangible assets, primarily the value of independent sales forces recorded in connection with the Company's December 2005 acquisition of the direct selling businesses of Sara Lee Corporation. The amortization expense related to these assets will continue for several years; however, based on the Company's current estimates, this amortization will decline as the years progress. Similarly, in connection with its evaluation of the carrying value of acquired intangible assets and goodwill, the Company has periodically recognized impairment charges. The Company believes that these types of non-cash charges will not be representative in any single reporting period of amounts recorded in prior reporting periods or expected to be recorded in future reporting periods. Therefore, they are excluded from indicated financial information to also provide a useful measure for analysis and predictive purposes.

As the impact of changes in exchange rates are an important factor in understanding period-to-period comparisons, the Company believes the presentation of results on a local currency basis, in addition to reported results, helps improve readers' ability to understand the Company's operating results and evaluate performance in comparison with prior periods. The Company presents local currency information that compares results between periods as if current period exchange rates had been the exchange rates in the prior period. The Company uses results on a local currency basis as one measure to evaluate performance. The Company generally refers to such amounts as calculated on a local currency basis, as restated or excluding the impact of foreign currency. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP. Results on a local currency basis may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with GAAP.

In information included with this release, the Company has referred to Adjusted EBITDA and a Debt/Adjusted EBITDA ratio which are non-GAAP financial measures used in the Company's credit agreement. The Company uses these measures in its capital allocation decision process and in discussions with investors, analysts and other interested parties and therefore believes it is useful to disclose this amount and ratio. The Company's calculation of these measures is in accordance with its credit agreement, and is set forth in the reconciliation from GAAP amounts in an attachment to this release; however, the reader is cautioned that other companies define these measures in different ways and consequently they will likely not be comparable with similarly labeled amounts disclosed by others.

TUPPERWARE BRANDS CORPORATION
THIRD QUARTER SALES STATISTICS*

(UNAUDITED)

All Units	Reported Sales Inc/(Dec)%	Restated+ Sales Inc/(Dec)%	Active Sales Force	Inc/(Dec) vs. 3Q '11%		Total Sales Force	Inc/(Dec) vs. 3Q '11%
Europe	(7)	4	92,287	(2)		641,746	(1)	[a]
Asia Pacific	10	14	227,829	6	[b]	956,379	11
TW North America	(4)	(2)	103,375	(1)	[c]	336,339	9
Beauty North America	(16)	(12)	281,841	(20)		539,000	(19)
South America	7	23	97,374	(5)	[d]	300,649	12	[e]
Total All Units	(1)	6	802,706	(8)	[c]	2,774,113	1	[a]

Emerging Market Units

Europe	(5)	5	61,358	(4)		459,396	(2)	[a]
Asia Pacific	16	23	198,578	7	[b]	853,349	14
TW North America	8	13	83,714	10		256,660	16
Beauty North America	(21)	(17)	247,575	(22)		446,951	(22)
South America	7	23	97,374	(5)	[d]	300,649	12	[e]
Total Emerging Market Units	3	11	688,599	(8)		2,317,005	2	[a]

Established Market Units

Europe	(8)	3	30,929	1		182,350	3
Asia Pacific	(8)	(7)	29,251	(1)		103,030	(7)
TW North America	(13)	(13)	19,661	(30)	[c]	79,679	(8)
Beauty North America	0	0	34,266	(1)		92,049	(4)
South America	-	-	-	-		-	-
Total Established Market Units	(8)	(3)	114,107	(7)	[c]	457,108	(3)

* Sales force statistics as collected by the Company and, in some cases, provided by distributors and sales force. The company classifies Established Market Units as those operating in Western Europe, including Scandinavia, the United States, Canada, Australia and Japan and its remaining units as Emerging Market Units. Active Sales Force is defined as the average number of people ordering in each cycle over the course of the quarter, and Total Sales Force is defined as the number of sales force members of the units as of the end of the quarter.

+ Local currency changes are measured by comparing current year results with those of the prior year translated at the current year's foreign exchange rates.

Notes
a In the fourth quarter of 2011, the Company sold its Swissgarde unit in South Africa. This had a negative 7, 1, 8 and 2 percentage point impact on the total sales force size comparisons with September 2011 for total Europe, total Company, Europe emerging market units and total Company emerging market units, respectively.
b Higher growth in local currency sales than in active sellers reflected higher standards in India and a mix shift toward Indonesia and Malaysia/Singapore that have higher than average productivity, and away from the Philippines that has lower than average productivity.
c During the third quarter of 2012, the Company changed its definition of the ordering cycle for Tupperware United States and Canada from monthly to weekly, which had a negative 5, 1, 17 and 4 percentage point impact on the active sales force size comparison of total Tupperware North America, total Company, Tupperware North America established market units and total Company established market units, respectively.
d Higher restated sales than active seller increase reflected price increases, along with a mix shift toward the more housewares focused/higher net per unit businesses in Brazil and Venezuela.
e The total sales force in South America was up more significantly than the active sales force, primarily from comparisons in Brazil, where changes in qualification levels for awards led to a lower number of higher value orders. There was also a mix shift away from Argentina, which as a beauty and personal care focused unit that operates on a campaign cycle, has a much higher activity rate for its sales force than the segment overall.

TUPPERWARE BRANDS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(In millions, except per share data)	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	40 Weeks Ended
	Sep 29,	Oct 1,	Sep 29,	Oct 1,
	2012	2011	2012	2011

Net sales	$ 594.4	$ 602.6	$ 1,872.8	$ 1,908.9
Cost of products sold	199.5	201.7	619.3	636.2
Gross margin	394.9	400.9	1,253.5	1,272.7

Delivery, sales and administrative expense	318.0	328.7	986.1	1,012.3
Re-engineering and impairment charges	2.0	2.2	4.0	4.7
Impairment of goodwill and intangible assets	-	36.1	76.9	36.1
Gains on disposal of assets including insurance recoveries	0.3	-	8.0	0.7
Operating income	75.2	33.9	194.5	220.3

Interest income	0.6	0.8	1.9	2.5
Interest expense	8.5	8.0	27.0	41.1
Other expense	-	0.7	0.1	0.6
Income before income taxes	67.3	26.0	169.3	181.1
Provision for income taxes	19.8	15.5	50.8	49.7
Net income	$ 47.5	$ 10.5	$ 118.5	$ 131.4

Net income per common share:

Basic earnings per share:	$ 0.86	$ 0.18	$ 2.14	$ 2.15

Diluted earnings per share:	$ 0.85	$ 0.17	$ 2.09	$ 2.10

TUPPERWARE BRANDS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(Amounts in millions, except per share)

	13 Weeks Ended Sep 29, 2012	13 Weeks Ended Oct 1, 2011	Reported % Inc (Dec)	Restated % Inc (Dec)	Foreign Exchange Impact *	39 Weeks Ended Sep 29, 2012	40 Weeks Ended Oct 1, 2011	Reported % Inc (Dec)	Restated % Inc (Dec)	Foreign Exchange Impact *

Net Sales:
Europe	$ 157.8	$ 169.0	(7)	4	$ (16.7)	$ 570.2	$ 623.8	(9)	0	$ (56.2)
Asia Pacific	197.5	180.3	10	14	(7.8)	561.5	515.9	9	12	(15.7)
TW North America	78.9	82.3	(4)	(2)	(1.6)	253.3	267.1	(5)	(2)	(9.6)
Beauty North America	83.8	99.4	(16)	(12)	(3.6)	257.0	303.0	(15)	(10)	(18.7)
South America	76.4	71.6	7	23	(9.5)	230.8	199.1	16	29	(20.8)

	$ 594.4	$ 602.6	(1)	6	$ (39.2)	$ 1,872.8	$ 1,908.9	(2)	5	$ (121.0)

Segment profit:
Europe	$ 12.7	$ 16.3	(22)	(12)	$ (1.8)	$ 80.9	$ 98.2	(18)	(9)	$ (9.7)
Asia Pacific	44.0	38.8	14	21	(2.4)	118.7	100.2	18	25	(5.5)
TW North America	14.1	13.3	6	9	(0.4)	45.3	42.3	7	14	(2.6)
Beauty North America	6.0	4.7	24	35	(0.4)	23.0	27.3	(16)	(4)	(3.4)
South America	15.6	12.9	22	45	(2.1)	42.2	33.3	27	46	(4.3)

	92.4	86.0	7	17	(7.1)	310.1	301.3	3	12	(25.5)

Unallocated expenses	(15.5)	(14.5)	7	6	(0.2)	(42.8)	(41.5)	3	-	(1.5)
Gains on disposal of assets including insurance recoveries	0.3	-	+	-	-	8.0	0.7	+	+	-
Re-engineering and impairment charges	(2.0)	(2.2)	(5)	(5)	-	(4.0)	(4.7)	(14)	(14)	-
Impairment of goodwill and intangible assets	-	(36.1)	(100)	(100)	-	(76.9)	(36.1)	+	-	-
Interest expense, net	(7.9)	(7.2)	9	9	-	(25.1)	(38.6)	(35)	(35)	-

Income before taxes	67.3	26.0	+	+	(7.3)	169.3	181.1	(6)	10	(27.0)
Provision for income taxes	19.8	15.5	28	45	(1.7)	50.8	49.7	2	17	(6.4)
Net income	$ 47.5	$ 10.5	+	+	$ (5.6)	$ 118.5	$ 131.4	(10)	7	$ (20.6)

Net income per common share (diluted)	$ 0.85	$ 0.17	+	+	(0.09)	$ 2.09	$ 2.10	(0)	17	(0.33)

Weighted Average number of diluted shares	56.2	60.5				56.6	62.5

* 2012 actual compared with 2011 translated at 2012 exchange rates.

TUPPERWARE BRANDS CORPORATION
NON-GAAP FINANCIAL MEASURES

(UNAUDITED)
(In millions except per share data)
	13 Weeks Ended Sep 29, 2012				13 Weeks Ended Oct 1, 2011
	Reported	Adj's		Excl Adj's	Reported	Adj's		Excl Adj's
Segment profit
Europe	$ 12.7	$ 0.6	a	$ 13.3	$ 16.3	$ 0.1	a	$ 16.4
Asia Pacific	44.0	0.2	a	44.2	38.8	1.5	a	40.3
TW North America	14.1	-		14.1	13.3	-		13.3
Beauty North America	6.0	0.2	a	6.2	4.7	0.3	a	5.0
South America	15.6	-		15.6	12.9	0.1	a	13.0
	92.4	1.0		93.4	86.0	2.0		88.0

Unallocated expenses	(15.5)	-		(15.5)	(14.5)	-		(14.5)
Gains on disposal of assets	0.3	(0.3)	c	-	-	-		-
Re-eng and impairment chgs	(2.0)	2.0	d	-	(2.2)	2.2	d	-
Impairment of goodwill and intangible assets	-	-		-	(36.1)	36.1	e	-
Interest expense, net	(7.9)	-		(7.9)	(7.2)	-		(7.2)
Income before taxes	67.3	2.7		70.0	26.0	40.3		66.3
Provision for income taxes	19.8	(3.0)	g	16.8	15.5	0.5	g	16.0
Net income	$ 47.5	$ 5.7		$ 53.2	$ 10.5	$ 39.8		$ 50.3

Net income per common share (diluted)	$ 0.85	$ 0.10		$ 0.95	$ 0.17	$ 0.66		$ 0.83

	39 Weeks Ended Sep 29, 2012				40 Weeks Ended Oct 1, 2011
	Reported	Adj's		Excl Adj's	Reported	Adj's		Excl Adj's
Segment profit
Europe	$ 80.9	$ 0.8	a	$ 81.7	$ 98.2	$ 0.4	a	$ 98.6
Asia Pacific	118.7	0.7	a	119.4	100.2	2.1	a	102.3
TW North America	45.3	-		45.3	42.3	-		42.3
Beauty North America	23.0	0.6	a	23.6	27.3	0.9	a	28.2
South America	42.2	-		42.2	33.3	0.1	a	33.4
	310.1	2.1		312.2	301.3	3.5		304.8

Unallocated expenses	(42.8)	(0.5)	b	(43.3)	(41.5)	-		(41.5)
Gains on disposal of assets including insurance rec	8.0	(8.0)	c	-	0.7	(0.7)	c	-
Re-eng and impairment chgs	(4.0)	4.0	d	-	(4.7)	4.7	d	-
Impairment of goodwill and intangible assets	(76.9)	76.9	e	-	(36.1)	36.1	e	-
Interest expense, net	(25.1)	-		(25.1)	(38.6)	19.8	f	(18.8)
Income before taxes	169.3	74.5		243.8	181.1	63.4		244.5
Provision for income taxes	50.8	6.9	g	57.7	49.7	8.6	g	58.3
Net income	$ 118.5	$ 67.6		$ 186.1	$ 131.4	$ 54.8		$ 186.2

Net income per common share (diluted)	$ 2.09	$ 1.20		$ 3.29	$ 2.10	$ 0.88		$ 2.98

(a) Amortization of intangibles of acquired beauty units for all periods, as well as inventory obsolescence of $0.5 million for NMI Greece and NMI UK and $1.2 million for NMI Malaysia in the third quarters of this year and last year, respectively.
(b) Change in estimate of asset retirement obligation for the Company's Orlando and South Carolina locations.
(c) Gain on disposal of assets of $8.0 million in 2012 was primarily from $0.2 million of insurance proceeds in the first quarter related to a flood in the Company's Venezuela operations, $7.5 million in the second quarter from the sale of a facility in Belgium . In the third quarter, the gain on disposal of assets of $0.3 million was primarily related to the sale of property in New Jersey. Gain on disposal of assets in 2011 of $0.7 million was primarily related to the sale of land held for development near the Company's Orlando, FL headquarters.
(d) Re-engineering and impairment charges of $4.0 million in 2012 were primarily for relocation expenses in Poland and in the Company's Fuller Mexico operations , impairment of assets in the Company's BeautiControl, China and India Manufacturing operations and severance costs incurred to reduce headcount in the Company's Argentina, Australia, BeautiControl, Belgium, France, Greece, Japan, Mexico, Poland, Switzerland and United Kingdom operations, of which $2.0 million were incurred in the third quarter. Re-engineering and impairment charges of $4.7 million in 2011 were primarily related to severance costs incurred to reduce headcount in the Company's Argentina, Australia, France, Greece, Japan, Malaysia, Mexico, Spain and South Carolina operations, of which $2.2 million was incurred in the third quarter.
(e) After review, the purchase accounting intangibles of BeautiControl , NaturCare Japan and Nutrimetics were deemed to be impaired, resulting in non-cash charges of $76.9 million in the second quarter. In 2011, the purchase accounting intangibles of Nutrimetics were deemed to be impaired, resulting in a non-cash charge of $36.1 million in the third quarter.
(f) The $19.8 adjustment in 2011 is related to the impairment of interest rate swaps and the write off of deferred debt costs in conjunction with the early extinguishment of debt.
(g) Provision for income taxes represents the net tax impact of adjusted amounts.
See note regarding non-GAAP financial measures in the attached press release.

TUPPERWARE BRANDS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	39 Weeks Ended	40 Weeks Ended
	September 29,	October 1,
(In millions)	2012	2011

OPERATING ACTIVITIES
Net cash provided by operating activities	$ 111.5	$ 92.7

INVESTING ACTIVITIES
Capital expenditures	(51.0)	(49.3)
Proceeds from disposal of property, plant & equipment	9.8	3.2

Net cash used in investing activities	(41.2)	(46.1)

FINANCING ACTIVITIES
Dividend payments to shareholders	(57.5)	(56.1)
Net proceeds from issuance of senior notes	-	393.3
Repurchase of common stock	(104.3)	(337.8)
Repayment of long-term debt and capital lease obligations	(1.8)	(406.9)
Net change in short-term debt	47.4	213.7
Debt issuance costs	-	(3.0)
Proceeds from exercise of stock options	9.7	15.2
Excess tax benefits from share-based payment arrangements	11.9	8.1

Net cash used in financing activities	(94.6)	(173.5)

Effect of exchange rate changes on cash and
cash equivalents	(0.1)	(11.6)

Net change in cash and cash equivalents	(24.4)	(138.5)

Cash and cash equivalents at beginning of year	138.2	248.7

Cash and cash equivalents at end of period	$ 113.8	$ 110.2

TUPPERWARE BRANDS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	Sep. 29,	Dec. 31,
(In millions)	2012	2011

Assets

Cash and cash equivalents	$113.8	$138.2
Other current assets	697.6	631.2
Total current assets	811.4	769.4

Property, plant and equipment, net	287.7	273.1

Other assets	715.7	801.7

Total assets	$1,814.8	$1,844.2

Liabilities and Shareholders' Equity

Short-term borrowings and current
portion of long-term debt	$241.3	$195.7
Accounts payable and other current liabilities	424.9	477.7

Total current liabilities	666.2	673.4

Long-term debt	414.5	415.2

Other liabilities	224.6	254.8

Total shareholders' equity	509.5	500.8

Total liabilities and shareholders' equity	$1,814.8	$1,844.2

Debt to Adjusted EBITDA* Ratio for the third quarter ended September 29, 2012: 1.45 times

*Adjusted EBITDA as defined in the Company's credit agreement under
Consolidated EBITDA. See calculation attached to this release.

TUPPERWARE BRANDS CORPORATION
NON-GAAP FINANCIAL MEASURES OUTLOOK RECONCILIATION SCHEDULE
October 24, 2012

($ in millions, except per share amounts)

	Fourth Quarter	Fourth Quarter
	2011 Actual	2012 Outlook
		Range
		Low	High

Income before income taxes	$ 114.2	$ 102.6	$ 106.4

Income tax	27.3	31.0	32.0
Effective Rate	24%	30%	30%

Net Income (GAAP)	$ 86.9	$ 71.6	$ 74.4

% change from prior year		-18%	-14%

Adjustments(1):
Gains on disposal of assets including insurance recoveries	$ (3.1)	$ -	$ -
Re-engineering and other restructuring costs	3.7	18.6	18.6
Acquired intangible asset amortization	0.7	0.5	0.5
Income tax (2)	(1.1)	1.7	1.7
Net Income (adjusted)	87.1	92.4	95.2

Exchange rate impact (3)	(1.3)	-	-
Net Income (adjusted and 2011 restated for currency changes)	85.8	92.4	95.2

% change from prior year		8%	11%

Net income (GAAP) per common share (diluted)	$ 1.50	$ 1.28	$ 1.33

% change from prior year		-15%	-11%

Net Income (adjusted) per common share (diluted)	$ 1.50	$ 1.66	$ 1.71

Net Income (adjusted & restated) per common share (diluted)	$ 1.48	$ 1.66	$ 1.71

% change from prior year		12%	16%

Average number of diluted shares (millions)	58.1	55.8	55.8

(1) Refer to Non-GAAP Financial Measures section of attached release for description of the general nature of adjustment items
(2) Represents income tax impact of adjustments
(3) Difference between 2011 actual and 2011 restated at current currency exchange rates

TUPPERWARE BRANDS CORPORATION
NON-GAAP FINANCIAL MEASURES OUTLOOK RECONCILIATION SCHEDULE
October 24, 2012

($ in millions, except per share amounts)

	Full Year	Full Year
	2011 Actual	2012 Outlook
		Range
		Low	High

Income before income taxes	$ 295.3	$ 272.0	$ 276.2

Income tax	77.0	81.6	82.6
Effective Rate	26%	30%	30%

Net Income (GAAP)	$ 218.3	$ 190.4	$ 193.6

% change from prior year		-13%	-11%

Adjustments(1):
Gains on disposal of assets including insurance recoveries	$ (3.8)	$ (8.1)	$ (8.1)
Re-engineering and other restructuring costs	9.6	22.8	22.8
Swap impairment and deferred debt cost write-off	19.8	-	-
Acquired intangible asset amortization	2.9	2.0	2.0
Purchase accounting intangibles impairments	36.1	76.9	76.9
Income tax (2)	(9.6)	(5.6)	(5.6)
Net Income (adjusted)	273.3	278.4	281.6

Exchange rate impact (3)	(21.8)	-	-
Net Income (adjusted and 2011 restated for currency changes)	251.5	278.4	281.6

% change from prior year		11%	12%

Net income (GAAP) per common share (diluted)	$ 3.55	$ 3.38	$ 3.43

% change from prior year		-5%	-3%

Net Income (adjusted) per common share (diluted)	$ 4.45	$ 4.94	$ 4.99

Net Income (adjusted & restated) per common share (diluted)	$ 4.09	$ 4.94	$ 4.99

% change from prior year		21%	22%

Average number of diluted shares (millions)	61.4	56.4	56.4

(1) Refer to Non-GAAP Financial Measures section of attached release for description of the general nature of adjustment items
(2) Represents income tax impact of adjustments
(3) Difference between 2011 actual and 2011 restated at current currency exchange rates

TUPPERWARE BRANDS CORPORATION
ADJUSTED EBITDA AND DEBT/ADJUSTED EBITDA *

(UNAUDITED)
As of and for
the Four Quarters
Ended
September 29,
2012
Adjusted EBITDA:
Net income	$205.4
Add:
Depreciation and amortization	48.0
Gross interest expense	34.9
Provision for income taxes	78.1
Pretax non-cash re-engineering and impairment charges	77.3
Equity compensation	19.1
Deduct:
Gains on land sales, insurance recoveries, etc.	(11.6)

Total Adjusted EBITDA	$451.2

Consolidated total debt	$655.8
Divided by adjusted EBITDA	451.2

Debt to Adjusted EBITDA Ratio	1.45

*

Amounts and calculations are based on the definitions and provisions of the Company's $450 million Credit Agreement dated June 2, 2011 and, where applicable, are based on the trailing four quarter amounts.  "Adjusted EBITDA" is calculated as defined for "Consolidated EBITDA" in the Credit Agreement.

CONTACT: Teresa Burchfield, +1-407-826-4475